UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 31, 2013

Date of earliest event reported: July 30, 2013

Cambium Learning Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34575	27-0587428
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 932-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2013, the Board of Directors (the “Board”) of Cambium Learning Group, Inc. (the “Company”) approved a one-time stock option exchange offer, as described in the Schedule TO filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2013, as amended by Amendment No. 1 to the Schedule TO filed on July 8, 2013 (as amended, the “Schedule TO”) and the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, as amended July 8, 2013, filed as Exhibit 99(a)(1)(A) to the Schedule TO (the “Offer to Exchange”). Pursuant to the exchange offer, the Company offered to exchange, for new lower-priced options, certain outstanding options previously granted under the Company’s 2009 Equity Incentive Plan (the “Plan”). John F. Campbell, the Company’s Chief Executive Officer, Barbara A. Benson, the Company’s Chief Financial Officer and Todd W. Buchardt, the Company’s General Counsel, each elected to participate in the exchange offer and were granted new options on July 30, 2013.

Pursuant to the exchange offer, certain U.S. employees (including six officers) of the Company and its subsidiaries selected by the Board’s Compensation Committee received the opportunity to exchange all of their outstanding options to purchase shares of the Company’s common stock previously granted under the Plan for new options to purchase shares of the Company’s common stock granted pursuant to the Plan. Under the exchange offer, (1) the number of shares of Company common stock subject to the new options has been determined by multiplying the number of shares of Cambium common stock subject to the tendered options by the applicable exchange ratio determined by the Compensation Committee for the holder of such tendered options, (2) the per share exercise price of the new options is $1.30, which represents the last reported sale price per share of the Company’s common stock, as reported on The NASDAQ Capital Market, on the date of grant of the new options, (3) the new options are vested with respect to 1/8 of the shares of Cambium common stock subject to the new options, and will vest with respect to an additional 1/48 of the shares of Cambium common stock subject to the new options on the last day of the month during which the date of grant occurs and each of the next forty-one (41) months commencing thereafter, and (4) the new options will have the same expiration date as the stock options tendered in exchange for the new options.

The exchange offer expired at 5:00 p.m., Eastern Time, on July 30, 2013. Optionholders eligible to participate in the exchange offer tendered, and the Company accepted for cancellation, eligible options to purchase an aggregate of 1,757,500 shares of the Company’s common stock with a weighted average exercise price of $4.96 from 40 participants, representing 100% of the total shares of common stock underlying options eligible for the exchange offer. The Company granted new options to purchase an aggregate of 1,927,500 shares of common stock in exchange for the cancellation of the tendered eligible options. The exercise price per share of each new option granted in the exchange offer is $1.30.

Options tendered in the exchange offer include (1) options to purchase 300,000 shares that the Company’s Chief Executive Officer exchanged for new options to purchase 400,000 shares, (2) options to purchase 40,000 shares that the Company’s Chief Financial Officer exchanged for new options to purchase 100,000 shares, and (3) options to purchase 175,000 shares that the Company’s General Counsel exchanged for new options to purchase 100,000 shares.

The terms and conditions of the new options are set forth in the Stock Option Agreement filed as Exhibit 99(d)(2) to the Schedule TO.

The foregoing description of the exchange offer is qualified in its entirety by reference to the description of the exchange offer set forth in the Schedule TO and the Offer to Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

Date: July 31, 2013

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